Exhibit 10.2

AMENDMENT

In accordance with paragraph 11.0 of the Employment Agreement entered into on the 1st day of December, 2007, by and between AVAX Technologies, Inc., a Delaware corporation with its principal place of business at 2000 Hamilton Street, Suite 204, Philadelphia, PA (the “Company”), and Francois Martelet, M.D. (“Employee”), the parties hereby agree to delete paragraph 3.4 of subject agreement and replace it as follows:

3.4

Equity Compensation. As additional compensation for services rendered, the Company shall grant to the Employee the right and option to purchase shares of the Company’s common stock as set forth below in this Section 3.4 and in the future may grant additional equity to purchase shares of the Company’s common stock to the Employee in accordance with the terms of the Company’s equity plan then in effect.

(a) The Company shall grant to the Employee (i) stock options to purchase 1,000,000 shares of common stock of the Company pursuant to the terms and conditions of the Company’s 2006 Equity Incentive Plan (the “Plan”) and standard form stock option agreement, plus (ii) inducement stock options to purchase 6,130,288 shares of common stock of the Company, which inducement stock options are granted outside the Plan, but otherwise will be on the same terms and subject to the same conditions as the foregoing Plan options (“Equity Grant A”). The stock options shall be incentive stock options to the extent allowed pursuant to Section 422 of the Code and the remainder of the stock options shall be non-qualified stock options. The stock options shall be granted on the Commencement Date with an exercise price equal to the fair market value of the common stock on the last business day prior to the Commencement Date, and shall vest in four equal annual installments over the four (4) years following the Commencement Date and, except as otherwise provided in this Agreement, subject to such other terms and conditions as set forth in the Company’s standard form of option agreement. The inducement stock options shall be represented by a stock option agreement that includes all material terms of the Plan and otherwise conforms to the standard form of stock option agreement under the Plan.

This Amendment shall be effective as of the 1st day of December, 2007, and is entered into with the intent to be legally bound, by the authorized representatives of:

AVAX TECHNOLOGIES, INC.		EMPLOYEE
/s/	John K.A. Prendergast	/s/	Francois Martelet, M.D.
Name:	John K.A. Prendergast, Ph.D.		Francois Martelet, M.D.
Title:	Chairman of the Board of Directors